 As electronically filed with the Securities and Exchange Commission on April 19, 1996

                                                          Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                 OMNICARE, INC.
           (Exact name of registrant as specified in its charter)

             DELAWARE                                    31-1001351
 (State of Incorporation)                 (I.R.S. Employer Identification No.)

                                 Omnicare, Inc.
                               2800 Chemed Center
                             255 East Fifth Street
                            Cincinnati, Ohio  45202
                                 (513) 762-6666
      (Name, address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 OMNICARE, INC.
                     1995 PREMIUM-PRICED STOCK OPTION PLAN
                            (Full title of the plan)

             CHERYL D. HODGES, SENIOR VICE PRESIDENT AND SECRETARY
                                 OMNICARE, INC,
                               2800 CHEMED CENTER
                             255 EAST FIFTH STREET
                            CINCINNATI, OHIO  45202
                                 (513) 762-6666

                                    Copy to:
                             JOSEPH M. RIGOT, ESQ.
                          THOMPSON HINE & FLORY P.L.L.
                          2000 COURTHOUSE PLAZA, N.E.
                              DAYTON, OHIO  45402
                                 (513) 443-6586

                       CALCULATION OF REGISTRATION FEE

=========================================================================================================
                                                   PROPOSED               PROPOSED
                 TITLE OF                           MAXIMUM               MAXIMUM
                 SECURITIES       AMOUNT           OFFERING              AGGREGATE         AMOUNT OF
                 TO BE            TO BE            PRICE PER             OFFERING         REGISTRATION
                 REGISTERED       REGISTERED       SHARE(1)               PRICE               FEE
- ---------------------------------------------------------------------------------------------------------
         Common Shares
         without par
         value                    1,260,000         $51.875             $65,362,500         $22,539

=========================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the high and low prices of a share of the Common Stock as reported on the New
         York Stock Exchange Composite Tape on April 12, 1996.

                                    PART II
                                    -------

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
              --------------------------------------------------


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.
        ---------------------------------------

        The following documents heretofore filed with the Commission pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") are incorporated herein by reference:

        (a) The Annual Report of Omnicare, Inc. (the "Company") on Form 10-K for the year ended December 31, 1995;

        (b) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 1995; and

        (c) The description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-A/A-1 (File No. 1-8269) filed with the Commission on April 17, 1996.

        All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Stock offered hereunder has been sold or which deregisters all Common Stock then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.
        -------------------------

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.
        --------------------------------------

        Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.
        -----------------------------------------

        The Restated Certificate of Incorporation and Bylaws of the Company, and separate Indemnification Agreements, provide for the indemnification of each director and officer of the Company in connection with any claim, action, suit or proceeding brought or threatened by reason of his or her position with Omnicare. In addition, the General Corporation Law of the State of Delaware ("Delaware Law") permits the Company to indemnify its directors, officers and others against judgments, fines, amounts paid in settlement and attorneys' fees resulting from various types of legal actions or proceedings if the actions of the party being indemnified meet the standards of conduct specified in the Delaware Law.

        The Company's directors and officers, are, in addition, insured against loss arising from any claim against them for a wrongful act or omission with certain exceptions and limitations.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.
        -----------------------------------

        Not applicable.

ITEM 8. EXHIBITS.
        ---------

        See Index to Exhibits on Page 7.

ITEM 9. UNDERTAKINGS.
        ------------

        (a)      The undersigned, registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post- effective amendment to this Registration Statement:

                         (i)      to include any prospectus required by
                 Section 10(a)(3) of the Securities Act;

                         (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

                         (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio, on the 19th day of April, 1996.

                                          OMNICARE, INC.


                                          By:/s/ Joel F. Gemunder
                                             ---------------------
                                             Joel F. Gemunder
                                             President


                               POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Joel F. Gemunder and Cheryl D. Hodges his or her true and lawful attorneys-in-fact and agents, with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any and all amendments or supplements to this Registration Statement, and to perform any acts necessary to be done in order to file any and all such amendments and supplements with exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in- fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Principal Executive Officers:


/s/ Edward L. Hutton                      Chairman and Director                          April 19, 1996
- ------------------------------------
Edward L. Hutton


/s/ Joel F. Gemunder                      President and Director                         April 19, 1996
- ------------------------------------
Joel F. Gemunder



Principal Financial Officer:
/s/ David W. Froesel, Jr.
- ------------------------------------      Senior Vice President and
David W. Froesel, Jr.                     Chief Financial Officer                                      April 19, 1996


Principal Accounting Officer:


/s/ Thomas R. Marsh
- ------------------------------------      Vice President, Controller
Thomas R. Marsh                           and Acting Treasurer                                         April 19, 1996


Directors of the Company:


/s/ Ronald K. Baur
- ------------------------------------                                                                   April 19, 1996
Ronald K. Baur


/s/ Kenneth w. Chesterman
- ------------------------------------                                                                   April 19, 1996
Kenneth W. Chesterman


/s/ Charles H. Erhart, Jr.
- ------------------------------------                                                                   April 19, 1996
Charles H. Erhart, Jr.


/s/ Mary Lou Fox
- ------------------------------------                                                                   April 19, 1996
Mary Lou Fox


/s/ Cheryl D. Hodges
- ------------------------------------                                                                   April 19, 1996
Cheryl D. Hodges


/s/ Thomas C. Hutton
- ------------------------------------                                                                   April 19, 1996
Thomas C. Hutton


/s/ Patrick E. Keefe
- ------------------------------------                                                                   April 19, 1996
Patrick E. Keefe


/s/ Sandra E. Laney                                                                             April 19, 1996
- ------------------------------------
Sandra E. Laney

                                                                                                April 19, 1996
/s/ Andrea R. Lindell
- ------------------------------------
Andrea R. Lindell

                                                                                                April 19, 1996
/s/ Sheldon Margen
- ------------------------------------
Sheldon Margen

                                                                                                April 19, 1996
/s/ Kevin J. McNamara
- ------------------------------------
Kevin J. McNamara

                                                                                                April 19, 1996
/s/ John M. Mount
- ------------------------------------
John M. Mount

                                                                                                April 19, 1996
/s/ Timothy S. O'Toole
- ------------------------------------
Timothy S. O'Toole

                                                                                                April 19, 1996
/s/ D. Walter Robbins, Jr.
- ------------------------------------
D. Walter Robbins, Jr.





                               INDEX TO EXHIBITS


(4)     INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
        INDENTURES:

        (4.1) Omnicare, Inc. 1995 Premium-Priced Stock Option Plan (filed as Exhibit A to the Company's Proxy Statement for the 1995 Annual Meeting of Stockholders)

(5)     OPINION REGARDING LEGALITY:

        (5.1)    Opinion of Thompson Hine & Flory P.L.L.

(23)    CONSENTS OF COUNSEL AND EXPERTS:

        (23.1)   Consent of Price Waterhouse LLP

        (23.2)   Consent of BDO Seidman, LLP

        (23.3) Consent of Thompson Hine & Flory P.L.L. (contained in their opinion filed as Exhibit 5.1)

(24)    POWERS OF ATTORNEY:

        (24.1)   Powers of Attorney*

        *A power of attorney whereby various individuals authorize the signing of their names to any and all amendments or supplements to this Registration Statement and other documents submitted in connection therewith is contained on the first page of the signature pages to this Registration Statement.